                                                                    Exhibit 4.1B

                                 AMENDMENT NO.2

               AMENDMENT NO.2 dated as of January 26, 2001 (this "AMENDMENT"), to the Amended and Restated Credit Agreement dated as of April 6, 2000, as amended by Amendment No.1 and Waiver dated as of October 30, 2000, and as supplemented by two Credit Agreement Supplements dated as of August 25, 2000 and October 31, 2000, respectively (as so amended, supplemented and otherwise modified to the date hereof, the "CREDIT AGREEMENT"), each among SOVEREIGN SPECIALTY CHEMICALS, INC., a Delaware corporation (the "DOMESTIC BORROWER"), the Offshore Borrowers party thereto, the banks, financial institutions and other institutional lenders party thereto (the "LENDERS"), MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, as joint lead arranger, joint book-running manager and syndication agent, J.P. MORGAN SECURITIES INC., as joint lead arranger, joint book-running manager and documentation agent, and THE CHASE MANHATTAN BANK, as administrative agent (the "ADMINISTRATIVE AGENT"), and as Offshore Currency Agent, Initial Issuing Bank and Swing Line Bank. Capitalized terms not otherwise defined in this Amendment have the same meanings as specified in the Credit Agreement.

                            PRELIMINARY STATEMENTS:

               (a) The Domestic Borrower has requested that Section 3.04(b) and Section 5.04 of the Credit Agreement and the definition of the term Applicable Margin in Schedule II to the Credit Agreement be amended, in each case, as more specifically provided below; and

               (b) the undersigned Lenders are willing to so amend the Credit Agreement on the terms and conditions of this Amendment;

               NOW, THEREFORE, it is hereby agreed as follows:

               SECTION 1. Amendments. The Credit Agreement is, effective as of the Effective Date (as hereinafter defined), amended as follows:

               (a) Revolving Credit Facility; Permitted Acquisitions. Section 3.04(b) of the Credit Agreement is deleted and replaced in its entirety by the following new Section 3.04(b):

               "(b) the obligations of each Revolving Credit Lender to make Revolving Credit Advances or Offshore Acquisition Advances shall be subject to the further conditions precedent that on any date on which either any Revolving Credit Borrowing has been requested to fund any portion of the purchase price to be paid by the Domestic Borrower or any of its Subsidiaries in connection with a Domestic Permitted Acquisition, or any Offshore Acquisition Borrowing has been requested to fund any portion of the purchase price to be paid by an Offshore Borrower or any of is Subsidiaries in connection with an Offshore Permitted Acquisition:

                    (i) in the case of any such Borrowing which is requested to be funded on or before December 31, 2001, (A) the cumulative sum of the aggregate amount of all Revolving Credit Borrowings utilized to fund Domestic Permitted


                                 Amendment No.2

                  Acquisitions since December 31, 2000, plus the aggregate amount of Revolving Credit Commitments which have been converted to Offshore Acquisition Commitments and advanced as Offshore Acquisition Borrowings since December 31, 2000, in each case, after giving effect to such Borrowing (such cumulative sum, as of the date of any such Borrowing during the period under this clause (i) or the periods under clauses
                  (ii) or (iii) below, being referred to herein as the "CUMULATIVE REVOLVING CREDIT ACQUISITION AMOUNT"), shall not exceed $5,000,000, and (B) on a pro forma basis giving effect to such Borrowing, the Total Debt/EBITDA Ratio shall not exceed 5.50:1;

                           (ii) in the case of any such Borrowing which is
                  requested to be funded after December 31, 2001, but on or before December 31, 2002, (A) the Cumulative Revolving Credit Acquisition Amount shall not exceed $15,000,000, and (B) on a pro forma basis giving effect to such Borrowing, the Total Debt/EBITDA Ratio shall not exceed 5.00:1; and

                           (iii) in the case of any such Borrowing which is
                  requested to be funded after December 31, 2002, the Cumulative Revolving Credit Acquisition Amount shall not exceed $15,000,000;

         ;provided, however, that, if, after giving effect to any such Borrowing on any date on or prior to December 31, 2002, the Domestic Borrower would have been in pro forma compliance with the financial covenants under Section 5.04 at the applicable covenant levels that were in effect thereunder on the Effective Date of this Amended and Restated Credit Agreement for the most recently completed fiscal quarter of the Domestic Borrower prior to the date of such Borrowing, then, notwithstanding anything to the contrary set forth in clauses (i) or
         (ii) above, the conditions under this Section 3.04(b) shall be satisfied if the Cumulative Revolving Credit Acquisition Amount does not exceed $15,000,000; and"

                  (b) Financial Covenants. Section 5.04 of the Credit Agreement is deleted and replaced in its entirety by the following new Section 5.04;

                  "SECTION 5.04. Financial Covenants. So long as any Advance or any other Obligation of any Loan Party under any Loan Document shall remain unpaid, any Letter of Credit shall be outstanding or any Lender Party shall have any Commitment hereunder, the Domestic Borrower will:

                  (a) Total Debt/EBITDA Ratio. Maintain at the end of each fiscal quarter of the Domestic Borrower a Total Debt/EBITDA Ratio of not more than the amount set forth below for each period set forth below:

                      ========================================
                       DURING QUARTER ENDING      RATIO
                      ========================================
                       December 31, 2000          5.50:1
                       March 31, 2001             5.60:1
                       June 30, 2001              5.60:1
                       September 30, 2001         5.50:1
                       December 31, 2001          5.50:1
                      ========================================

                                Amendment No. 2

               March 31, 2002                 5.25:1
               June 30, 2002                  5.25:1
               September 30, 2002             5.25:1
               December 31, 2002              5.25:1
               March 31, 2003                 5.00:1
               June 30, 2003                  5.00:1
               September 30, 2003             5.00:1
               December 31, 2003              5.00:1
               March 31, 2004                 5.00:1
               June 30, 2004                  5.00:1
               September 30, 2004             5.00:1
               December 31, 2004              5.00:1
               March 31, 2005                 4.75:1
                and thereafter

     (b) Senior Debt/EBITDA Ratio. Maintain at the end of each fiscal quarter of the Domestic Borrower a Senior Debt/EBITDA Ratio of not more than the amount set forth below for each period set forth below:

               DURING QUARTER ENDING          RATIO
               ---------------------------------------------
               December 31, 2000              2.75:1
               March 31, 2001                 2.75:1
               June 30, 2001                  2.75:1
               September 30, 2001             2.75:1
               December 31, 2001              2.75:1
               March 31, 2002                 2.50:1
               June 30, 2002                  2.50:1
               September 30, 2002             2.50:1
               December 31, 2002              2.50:1
               March 31, 2003                 3.25:1
               June 30, 2003                  3.25:1
               September 30, 2003             3.25:1
               December 31, 2003              3.25:1
               March 31, 2004                 3.00:1
                and thereafter


provided, however, that, if at the end of any fiscal quarter of the Domestic Borrower ending on or before December 31, 2002, the Domestic Borrower would have been in compliance with the Fixed Charge Coverage Ratio and the Interest Coverage Ratio covenants under subsections (c) and (d) of this Section 5.04 at the applicable covenant levels for such fiscal quarter which were in effect thereunder on the Effective Date of this Amended and Restated Credit Agreement, then, notwithstanding anything to the contrary set forth above, the Domestic Borrower shall be in compliance with this Section 5.04(b) if the Senior Debt/EBITDA Ratio for such quarter is not more that 3.25:1.

                                 Amendment No. 2

     (c) Fixed Charge Coverage Ratio. Maintain at the end of each fiscal quarter of the Domestic Borrower a Fixed Charge Coverage Ratio of not less than the amount set forth below for each period set forth below:

DURING QUARTER ENDING              RATIO
---------------------              -----
December 31, 2000                  1.10:1
March 31, 2001                     1.10:1
June 30, 2001                      1.10:1
September 30, 2001                 1.10:1
December 31, 2001                  1.10:1
March 31, 2002                     1.00:1
June 30, 2002                      1.00:1
September 30, 2002                 1.00:1
December 31, 2002                  1.05:1
March 31, 2003                     1.15:1
June 30, 2003                      1.15:1
September 30, 2003                 1.15:1
December 31, 2003                  1.15:1
March 31, 2004                     1.20:1
  and thereafter

     (d) Interest Coverage Ratio. Maintain at the end of each fiscal quarter of the Domestic Borrower an Interest Coverage Ratio of not less than the amount set forth below for each period set forth below:

DURING QUARTER ENDING              RATIO
---------------------              -----
December 31, 2000                  1.60:1
March 31, 2001                     1.60:1
June 30, 2001                      1.60:1
September 30, 2001                 1.65:1
December 31, 2001                  1.70:1
March 31, 2002                     1.75:1
June 30, 2002                      1.85:1
September 30, 2002                 1.90:1
December 31, 2002                  2.00:1
March 31, 2003                     2.25:1
June 30, 2003                      2.25:1
September 30, 2003                 2.25:1
December 31, 2003                  2.25:1
March 31, 2004                     2.50:1."
  and thereafter

     (c) Applicable Margin. Schedule II to the Credit Agreement is amended by deleting the definition of the term Applicable Margin from said Schedule and replacing such definition in its entirety by the following new definition for such term:

                                Amendment No. 2

          "APPLICABLE MARGIN" means a percentage per annum determined by reference to both the Total Debt/EBITDA Ratio and the Senior Debt/EBITDA Ratio to be the higher per annum percentage indicated by either such ratio as set forth below:

                                                    TERM A, OFFSHORE ACQUISITION AND
                                                       REVOLVING CREDIT FACILITIES
     --------------------------------------------------------------------------------
     TOTAL DEBT/             SENIOR DEBT/           EURODOLLAR
     EBITDA RATIO            EBITDA RATIO             MARGIN        BASE RATE MARGIN
     --------------------------------------------------------------------------------

     Greater than or         Greater than or          2.75%             1.75%
     equal to 4.50:1         equal to 3.50:1
     --------------------------------------------------------------------------------
     Greater than or         Greater than or          2.50%             1.50%
     equal to 4.25:1, but    equal to 3.00:1, but
     less than 4.50:1        less than 3.50:1
     --------------------------------------------------------------------------------
     Greater than or         Greater than or          2.25%             1.25%
     equal to 3.75:1, but    equal to 2.50:1, but
     less than 4.25:1        less than 3.00:1
     --------------------------------------------------------------------------------
     Less than 3.75:1        Less than 2.50:1         2.00%             1.00%
     --------------------------------------------------------------------------------


     The Applicable Margin for each Base Rate Advance shall be determined by reference to the Total Debt/EBITDA Ratio and the Senior Debt/EBITDA Ratio in effect from time to time and the Applicable Margin for each Eurodollar Rate Advance shall be determined by reference to the Total Debt/EBITDA Ratio and the Senior Debt/EBITDA Ratio in effect on the first day of each Interest Period for such Advance; provided, however, that (A) no change in the Applicable Margin shall be effective until one Business Day after the date on which the Administrative Agent receives the financial statements required to be delivered pursuant to Section 5.03(b) or (c) or an Acquisition Diligence Report, as the case may be, and a certificate of the Chief Financial Officer of the Domestic Borrower demonstrating such ratios, and (B) the Applicable Margin shall be at the percentage in effect when the Total Debt/EBITDA Ratio is greater than or equal to 4.50:1 for so long as the Domestic Borrower has not submitted to the Administrative Agent the information described in Clause (A) of this proviso as and when required under Section 5.03(b) or (c), as the case may be. For purposes of this definition, the Swing Line Advances are extended pursuant to subfacilities of the Revolving Credit Facility."

               SECTION 2. Effectiveness. This Amendment shall become effective as of the date first above written when, and only when, the Administrative Agent shall have received the following (the "EFFECTIVE DATE"):

               (a) counterparts of this Amendment executed by the undersigned and the Required Lenders or, as to any of the Required Lenders, advice satisfactory to the Administrative Agent that such Lender has executed this Amendment;

               (b) the Consent attached hereto, executed by each Subsidiary Guarantor;

               (c) the payment to the Administrative Agent for the account of each Lender which has delivered a counterpart of this Amendment of a fee equal to 0.25% of the sum of such Lender's outstanding Term Advances and Revolving Credit Commitments; and


                                Amendment No. 2

          (d) an officer's certificate from a Responsible Officer of the Domestic Borrower dated the Effective Date, certifying that (i) the representations and warranties contained in the Loan Documents remain true and correct as though made on and as of the Effective Date (other than those that expressly refer to another date), and (ii) no event has occurred and is continuing, which constitutes a Default.

          SECTION 3. Miscellaneous. (a) On an after the effectiveness of this Amendment, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Credit Agreement, and each reference in the Notes and each of the other Loan Documents to "the Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Amendment. The Credit Agreement, as specifically amended by this Amendment, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

          (b) This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counter part of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

          (c) This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

          IN WITNESS WHEREOF, the undersigned have cause this Amendment to be executed and delivered by their authorized officer as of the date first above written.

Domestic Borrower:                 SOVEREIGN SPECIALTY CHEMICALS, INC.


                                   By /s/ John R. Mellett
                                      ----------------------------------
                                      Title:  VICE PRESIDENT & CFO


OFFSHORE BORROWERS:                SOVEREIGN SPECIALTY CHEMICALS LIMITED


                                   By /s/[Illegible]
                                      ----------------------------------
                                      Title:  DIRECTOR


                                   SOVEREIGN SPECIALTY CHEMICALS (S) PTE. LTD.


                                   By /s/[Illegible]
                                      ----------------------------------
                                      Title:  DIRECTOR


                                   Amendment No.2

MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED, as a Joint Lead Arranger


By /s/ [Illegible]
   ----------------------------------------------
   Title:  MANAGING DIRECTOR


MERRILL LYNCH CAPITAL CORPORATION,
   as a Lender


By /s/ [Illegible]
   ----------------------------------------------
   Title:  VICE PRESIDENT


J.P. MORGAN SECURITIES INC.,
   as a Joint Lead Arranger

   /s/ [Illegible]
By ----------------------------------------------
   Title:  VICE PRESIDENT


MORGAN GUARANTY TRUST COMPANY
OF NEW YORK, as a Lender

   /s/ [Illegible]
By ----------------------------------------------
   Title:  VICE PRESIDENT


THE CHASE MANHATTAN BANK,
   as Administrative Agent and as a Lender

    /s/ Lawrence Palumbo, Jr.
By ----------------------------------------------
   Title:  VICE PRESIDENT


NATIONAL CITY BANK,
   as a Lender


   /s/ Matthew R. Klinger
By -----------------------------------------------
   Title: Vice President


                                   Amendment No. 2

THE BANK OF NOVA SCOTIA,
  as a Lender,

By /s/ W.D. Smith
   ------------------------------------
   Title: W.D. Smith
          Agent Operations


SCOTIABANK EUROPE PLC,
  as a Lender

By /s/ Peter Girling
   ------------------------------------
   Title:  Director


BANK ONE, N.A. (Main Chicago Office),
  as a Lender

By /s/[Illegible]
   ------------------------------------
   Title: First Vice President


ABN AMRO BANK N.V.,
  as a Lender

By /s/Scott J. Albert
   ------------------------------------
   Title:  Group Vice President

By /s/Angela Reitz
   ------------------------------------
   Title:  Vice President


CREDIT AGRICOLE INDOSUEZ,
  as a Lender

By /s/Charles Hiatt
   ------------------------------------
   Title:  Vice President Manager

By /s/Phillip J. Salter
   ------------------------------------
   Title: Vice President Sr. Relationship Manager



                                 Amendment No. 2

                                    CONSENT

         CONSENT dated as of January 26, 2001 (this "CONSENT"), to the foregoing Amendment No. 2 dated as of the date hereof (the "AMENDMENT"), to Amended and Restated Credit Agreement dated as of April 6, 2000, as amended, supplemented or otherwise modified to the date hereof (the "CREDIT AGREEMENT"), among Sovereign Specialty Chemicals, Inc., as Domestic Borrower, and the Offshore Borrowers, Lender Parties and the Agents referred to therein. Capitalized terms used in this Consent without definition shall have the respective meanings provided in the Credit Agreement.

         Each of the undersigned, as a Subsidiary Guarantor under one or more of the Guaranties in favor of the Secured Parties, hereby consents to the foregoing Amendment and hereby confirms and agrees that notwithstanding the effectiveness of such Amendment, the Guaranties are, and shall continue to be, in full force and effect and each is hereby ratified and confirmed in all respects, except that, on and after the effectiveness of such Amendment, each reference in each Guaranty to the "Credit Agreement", "thereunder", "thereof" or words of like import shall mean and be a reference to the Credit Agreement, as amended by such Amendment.

     IN WITNESS WHEREOF, the undersigned have caused this Consent to be executed and delivered by their duly authorized officers as of the date first above written.


IMPERIAL ADHESIVES, INC.                         S1A ADHESIVES, INC.


By  /s/[ILLEGIBLE]                               By /s/John R. Mellett
  ----------------------------                   -----------------------------
  Title: Vice President                          Title: Vice President


SOVEREIGN ADHESIVES, INC.                        PIERCE & STEVENS CORP.


By /s/[ILLEGIBLE]                                By /s/John R. Mellett
  ------------------------------                 -----------------------------
  Title: Vice President                          Title: Vice President


SOVEREIGN HOLDINGS, LLC                          OSI SEALANTS, INC.


By /s/[ILLEGIBLE]                                By /s/John R. Mellett
  ------------------------------                 -----------------------------
  Title: Vice President                          Title: Vice President


SOVEREIGN SPECIALTY CHEMICALS LIMITED            TANNER CHEMICALS, INC.


By /s/[ILLEGIBLE]                                By /s/John R. Mellett
  ------------------------------                 -----------------------------
  Title: Director                                Title: Vice President





                           Consent to Amendment No. 2

                             OFFICER'S CERTIFICATE

     This Certificate is furnished pursuant to Amendment No. 2 dated as of January 26, 2001 to the Amended and Restated Credit Agreement dated as of April 6, 2000, as amended by Amendment No. 1 and Waiver dated as of October 30, 2000, and as supplemented by two Credit Agreement Supplements dated as of August 25, 2000 and October 31, 2000, respectively (as so amended, supplemented and otherwise modified to the date hereof, the "CREDIT AGREEMENT"), each among SOVEREIGN SPECIALTY CHEMICALS, INC., a Delaware corporation (the "DOMESTIC BORROWER"), the Offshore Borrowers party thereto, the banks, financial institutions and other institutional lenders party thereto (the "LENDERS"), MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, as joint lead arranger, joint book-running manager and syndication agent, J.P. MORGAN SECURITIES INC., as joint lead arranger, joint book-running manager and documentation agent, and THE CHASE MANHATTAN BANK, as administrative agent (the "ADMINISTRATIVE AGENT"), and as Offshore Currency Agent, Initial Issuing Bank and Swing Line Bank. Capitalized terms not otherwise defined in this Amendment have the same meanings as specified in the Credit Agreement.

     The undersigned, being a duly elected and incumbent officer of the Domestic Borrower, does hereby certify on behalf of the Domestic Borrower that, as of January 26, 2001:

     1. The representations and warranties contained in the Loan Documents are true and correct in all material respects on the date hereof, with the same effect as though such representations and warranties had been made on and as of the date hereof, other than those which refer to a specific date other than the date hereof, in which case, such representations and warranties are true and correct as of such other date.

     2. On the date hereof, no Default or Event of Default has occurred and is continuing under the terms of the Loan Documents.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate as of this 26th day of January, 2001.

                                   SOVEREIGN SPECIALTY CHEMICALS, INC.


                                   By:  /s/ John R. Mellett
                                      ---------------------------------------
                                      Name:  John R. Mellett
                                      Title: Vice President & CFO